EXHIBIT 99.1



                                    AGREEMENT

          RESPECTING JOINT FILING OF SCHEDULE 13D AND POWER OF ATTORNEY

         The undersigned hereby agree to jointly prepare and file with appropriate regulatory authorities a Schedule 13D pursuant to the Securities Exchange Act of 1934, as amended, and amendments thereto, reporting the ownership by the undersigned of shares of the common stock of Newpower Holdings, Inc., a Delaware corporation, and hereby affirm that such Schedule 13D and amendments thereto are being filed on behalf of the undersigned. Each of the undersigned hereby appoints Riverside Contracting LLC as attorney-in-fact to file said Schedule 13D and any amendments thereto on his behalf.

         IN WITNESS THEREOF this Joint Filing Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes and all of which together shall constitute one and the same Agreement, and this Agreement may be executed by a written facsimile signature of any party.

Date: December 26, 2002                           RIVERSIDE CONTRACTING LLC


                                                  By /s/ Neil Herskowitz
                                                  ------------------------------
                                                  Neil Herskowitz, Manager


                                                  /s/ Elliot H. Herskowitz
                                                  ------------------------------
                                                  Elliot H. Herskowitz

                                                  /s/ Neil Herskowitz
                                                  ------------------------------
                                                  Neil Herskowitz



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